Exhibit 99.1

Highlands Bankshares, Inc. Reports First Quarter Results

Improvement Across All Key Performance Indicators and Capital Ratios; Past Dues Reach Seven Year Low; Recipient of Two Best Bank Awards; Executive Stock Ownership Guidelines Adopted

ABINGDON, Va (April 20, 2016) – Highlands Bankshares, Inc. (OTCQX: HLND) today reported net income of $530,000, or $0.05 per diluted share, for the quarter ended March 31, 2016, compared with a net loss of $806,000, or ($0.08) per diluted share, for the quarter ended December 31, 2015 and net income of $580,000, or $0.06 per diluted share, for the quarter ended March 31, 2015.  First quarter 2016 pre-tax results included severance expense of $244,000, an insurance settlement of $148,000, and securities gains of $35,000.

“Highlands is off to an excellent start in 2016.  In a short amount of time, we have made significant strides in improving performance and expect to see continued improvement throughout the year,” said Timothy K. Schools, President and Chief Executive Officer.  “In December, we announced a performance improvement initiative designed to:  1. significantly enhance our net income and return on capital by establishing and recalibrating seven key performance indicators; 2. materially strengthen our credit culture by reducing our past due and nonperforming asset ratios, and 3. satisfactorily remediate the Company’s existing regulatory agreement.  All through first quarter, we have been implementing strategies resulting  in real progress towards each of these goals.”

“Looking at March, which included a full month of all executed strategies to date except one, adjusting for the full month benefit of this one strategy, and adjusting for the severance, insurance settlement, and securities gains that occurred in first quarter, our annualized net income run rate exceeded $3 million.  On top of this run rate, our team has identified an additional $8 million of potential, recurring pre-tax pre-provision opportunities that we will be working to implement over the next twenty-four months.  Key to our first quarter strategies was a more focused and improved collections process.  As a result of this company-wide effort, I am pleased to report the total past due percentage declined to a seven year low.”

“Many other exciting accomplishments occurred during the quarter.  From a business development standpoint, we hired one of the leading retail executives from the former National Commerce Financial which was recognized as an industry leading retail bank, one of the top mortgage CEOs across the Carolinas and Virginia, as well as the branch manager and two of his top lieutenants from the largest single branch in our home market of Washington County, Virginia.  From an operations standpoint, we hired two of the key back-office leaders of the former National Commerce Financial which was recognized for industry-leading efficiency.  From a customer standpoint, we were recognized for the second year in a row as the number one bank in the Boone/Watauga County, NC market and the number two bank in the Bristol, TN/VA market.”

“Lastly, we took three significant actions to demonstrate Highlands’ shareholder oriented focus: 1. instituted the first company-wide performance based bonus plan based on increasing net income, improving Return on Assets, and remediating our regulatory agreement; 2. adopted executive shareholder guidelines to encourage the CEO and CEO’s direct reports to own Highlands Bankshares’ common stock at a level two times and one times their annual respective salary; and 3. sought a higher quality stock exchange in the OTCQX to improve liquidity and which Highlands will begin trading on Friday, April 22.”

Key Performance Indicators

	Target	1Q16	4Q15	1Q15
Return on Assets	1.25%	0.34%	(0.52%)	0.38%
Revenue Growth	5.00%	13.21%	(4.91%)	(2.59%)
Net Interest Margin	3.75%	3.63%	3.41%	3.46%
Non-Interest Income to Assets	1.00%	0.74%	0.65%	0.57%
Non-Interest Expense to Assets	3.00%	3.30%	3.78%	3.04%
Efficiency Ratio	55.00%	84.38%	109.23%	84.43%
Net Charge-offs to Total Loans	0.30%	0.05%	0.42%	0.28%

Revenue Growth

Total revenue (tax-equivalent net interest income plus non-interest income) increased $706,000 to $6.0 million from $5.3 million in the fourth quarter of 2015.  First quarter 2016 tax-equivalent net interest income increased $551,000 from $4.3 million in the fourth quarter of 2015 to $4.9 million in the first quarter of 2016.  Fourth quarter 2015 net interest income included a $395,000 reversal of a loan late charge receivable.  First quarter 2016 non-interest income increased $155,000 to $1.2 million from $1.0 million for the fourth quarter of 2015.

The tax-equivalent net interest margin for first quarter 2016 improved 22 basis points to 3.63 percent from 3.41 percent for fourth quarter 2015.  The net interest margin improvement was due primarily to deposit strategies, the beginning of the restructuring of the investment portfolio, and the reversal of the late charge receivable mentioned above.

Non-interest income totaled $1.2 million, or 0.74 percent of total assets in the first quarter of 2016, compared to 0.65 percent for fourth quarter 2015.  The Company has outlined and is evaluating several opportunities to increase non-interest income as a percent of assets to include: assessing existing fees for products and services relative to local peers and the industry; assessing local peer and industry product and service fees not currently assessed; additional penetration and utilization of debit and credit cards; expansion of investment advisory services; expansion of merchant services; and the establishment of a secondary market mortgage division.

Efficiency
The efficiency ratio (non-interest expense divided by total revenue) improved to 84.38 percent in the first quarter of 2016 from 109.23 percent in the fourth quarter of 2015 as non-interest expense declined $732,000 while total revenue increased $706,000.  As previously mentioned, first quarter 2016 pre-tax results included severance expense of $244,000, an insurance settlement of $148,000, and securities gains of $35,000.  As illustrated in the key performance indicators above, the company is above its targeted efficiency ratio as a result of both non-interest expense and total revenue not meeting their targeted thresholds.  The efficiency ratio is expected to improve throughout the year as a result of the performance improvement initiative.  The Company is proactively identifying and implementing revenue and expense strategies to ensure it is positioned to maximize revenue growth as well as provide outstanding customer service.

Asset Quality
The provision for credit losses for the first quarter of 2016 totaled $224,000, a decline of $548,000 from the fourth quarter of 2015.  The improvement in the first quarter 2016 provision for credit losses was the result of an additional provision for a single new nonaccrual loan and loan growth in the fourth quarter of 2015.  Net loan charge-offs in the first quarter of 2016 were $54,000 compared to $452,000 in the fourth quarter of 2015.  Net charge-offs were 0.05 percent annualized to end of period loans in the first quarter of 2016, below the Company’s targeted level of 0.30 percent.

During the first quarter, the Company created a centralized Collections and Recovery Department and Special Assets Department which will be led by two new employees from the former National Commerce Financial and BB&T, respectively each of which are recognized for outstanding credit cultures and credit risk management.  These efforts led to a 78 basis point reduction in the past due ratio, in a single quarter, to a seven year low of 3.34 percent with no increase in net charge offs.  Total nonperforming assets and nonperforming assets as a percent of total loans and OREO each improved from fourth quarter 2015 to $14.9 million and 3.43% respectively.  In addition to further reducing the current level of past dues and non-performing assets, these individuals are implementing recovery strategies for the $23 million of demand deposits and loans that have been charged off since 2008.

The allowance for loan losses at March 31, 2016, was $5.8 million or 1.36 percent of end of period total loans, up from $5.7 million or 1.31 percent at December 31, 2015.  While past dues and non-performing assets have shown material improvement, they remain above industry levels and the Company’s targeted ratios.  In combination with the two new credit departments, an internal team is reviewing all credit policies, the credit approval process, and credit review process in an effort to establish a strong credit culture and recalibrate the Company’s credit metrics.

Capital and Liquidity
At March 31, 2016, each of the Company’s capital ratios improved.  The equity to assets ratio was 9.02 percent, an increase from 8.68  percent at December 31, 2015.  The regulatory capital ratios for the Company’s subsidiary bank, Highlands Union Bank, were: Tier 1 Leverage Ratio of 7.60 percent, Tier I Risk-Based Capital ratio of 11.84  percent, and Total Risk-Based Capital ratio of 13.11 percent. These regulatory capital ratios are significantly above the levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

The Company’s loan to deposit ratio was 86.8 percent and the loan to asset ratio was 69.3 percent at March 31, 2016.  The Company maintained cash and investment securities totaling 22.7 percent of assets as of this date.  Further, the Company’s deposit mix is weighted heavily towards customer deposits which fund 79.8 percent of assets at March 31, 2016 of which 55.2 percent is funded by core deposits.  Time deposits fund 24.6 percent of assets at March 31, 2016, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the granularity and strength of the company’s funding.

About Highlands Bankshares, Inc.
Highlands Bankshares, Inc. is a bank holding company and parent company of Highlands Union Bank.  The Company and Bank are headquartered in Abingdon, Virginia, and offer relationship-based financial services through digital channels as well as 14 branches located in Western North Carolina, Eastern Tennessee, and Southwest Virginia.

Cautions Concerning Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to financial and operational performance and certain plans, expectations, goals and projections.  Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, these statements are inherently subject to numerous assumptions, risks and uncertainties, and there can be no assurances that actual results, performance or achievements will not differ materially from those set forth or implied in the forward-looking statements.  For an explanation of the risks and uncertainties associated with forward-looking statements, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and other filings with the Securities and Exchange Commission.  All forward-looking statements included in this press release are based upon information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

Contact
Timothy K. Schools, 276-628-9181 ext. 81135
President and Chief Executive Officer
Highlands Bankshares, Inc

Balance Sheet
(Dollars in Thousands)
(Unaudited)	Quarter Ended			Sequential	Year over
	March 31	December 31	March 31	Quarter	Year
	2016	2015	2015	% Change	% Change

Assets:
Cash and Due from Banks	$18,298	$26,713	$19,120	-32%	-4%
Fed Funds Sold	31,600	20,178	36,833	57%	-14%
Cash and Cash Equivalents	49,898	46,891	55,953	6%	-11%

Investment Securities Available for Sale	83,599	79,860	85,538	5%	-2%
Other Investments, at cost	6,611	6,592	6,599	0%	0%
Total Investments	90,210	86,452	92,137	4%	-2%

Loans	428,152	432,083	409,116	-1%	5%
Allowance for Loan Losses	5,825	5,654	5,289	3%	10%
Total Net Loans	422,327	426,429	403,827	-1%	5%

Premises and Equipment, net	20,435	20,612	20,088	-1%	2%
Deferred Tax Assets	11,646	12,126	10,487	-4%	11%
Other Real Estate Owned	5,346	5,694	9,081	-6%	-41%
Bank Owned Life Insurance	14,021	14,585	14,280	-4%	-2%
Accrued Interest Receivable	1,811	1,761	2,234	3%	-19%
Other Assets	2,138	2,432	2,313	-12%	-8%
Total Other Assets	55,397	57,210	58,483	-3%	-5%

Total Assets	$617,832	$616,982	$610,400	0%	1%

Liabilities and Shareholders' Equity:
Deposits:
Demand, Non-Interest Bearing	$128,122	$129,634	$117,005	-1%	10%
Interest Bearing	364,975	365,278	370,987	0%	-2%
Total Deposits	493,097	494,912	487,992	0%	1%

Interest, taxes and other liabilities	1,240	760	1,317	63%	-6%
Other short-term borrowings	20,051	20,052	20,050	0%	0%
Long-term debt	47,686	47,698	47,738	0%	0%
Total Other Liabilities	68,977	68,510	69,105	1%	0%

Total Liabilities	562,074	563,422	557,097	0%	1%

Shareholders' Equity:
Common Stock	5,070	4,907	4,907	3%	3%
Preferred Stock	4,184	4,184	4,184	0%	0%
Additional Paid-in Capital	18,891	17,944	17,947	5%	5%
Retained Earnings	27,303	26,773	26,016	2%	5%
Accumulated Other Comprehensive Income (Loss)	310	(248)	249	225%	24%
Total Shareholders' Equity	55,758	53,560	53,303	4%	5%

Total Liabilities and Shareholders' Equity	$617,832	$616,982	$610,400	0%	1%

Highlands Bankshares Inc. (OTCQX: HLND)
Income Statement
(Dollars in thousands, except per share data)
(Unaudited)	Quarter Ended:			Sequential	Year over
	March 31	December 31	March 31	Quarter	Year
	2016	2015	2015	% Change	% Change
Interest Income
Loans receivable and fees on loans	$5,478	$5,009	$5,298	9%	3%
Securities available for sale:
Taxable	297	292	313	2%	-5%
Exempt from taxable income	78	80	108	-3%	-28%
Other investment income	57	61	52	-7%	10%
Federal funds sold	26	19	21	37%	24%

Total interest income	5,936	5,461	5,792	9%	2%

Interest Expense
Deposits	453	507	570	-11%	-21%
Other borrowed funds	592	614	585	-4%	1%
Total interest expense	1,045	1,121	1,155	-7%	-10%

Net Interest Income	4,891	4,340	4,637	13%	5%

Provision for Loan Losses	224	772	100	-71%	124%
Net interest income after provision for loan losses	4,667	3,568	4,537	31%	3%

Non-interest Income
Securities gains, losses, net	35	0	16	0%	0%
Service charges on deposit accounts	398	425	391	-6%	2%
Other service charges, commissions and fees	441	427	335	3%	32%
Other operating income	284	151	124	88%	129%
Total Noninterest Income	1,158	1,003	866	15%	34%

Non-interest Expense
Salaries and employee benefits	2,919	2,644	2,446	10%	19%
Occupancy expense of bank premises	313	266	309	18%	1%
Furniture and equipment expense	351	344	340	2%	3%
Other operating expense	1,302	1,521	1,317	-14%	-1%
Foreclosed Assets - Write-down and operating expenses	219	1,061	234
Total Noninterest Expense	5,104	5,836	4,646	-13%	10%

Income Before Income Taxes	721	(1,265)	757	157%	-5%

Income Tax Expense (Benefit)	191	(459)	177
Net Income	$530	$(806)	$580	166%	-9%
Basic earnings per share ($)	0.07	(0.10)	0.07
Diluted earnings per share ($)	0.05	(0.08)	0.06

Highlands Bankshares Inc. (OTCQX: HLND)
Income Statement
(Dollars in thousands, except per share data)
(Unaudited)	For the Three Months Ended		One
	March 31	March 31	Year
	2016	2015	% Change

Interest Income
Loans receivable and fees on loans	$ 5,478	$ 5,298	3%
Securities available for sale:
Taxable	297	313	-5%
Exempt from taxable income	78	108	-28%
Other investment income	57	52	10%
Federal Funds sold	26	21	24%
Total interest income	5,936	5,792	2%

Interest Expense
Deposits	453	570	-21%
Other borrowed funds	592	585	1%
Total interest expense	1,045	1,155	-10%

Net Interest Income	4,891	4,637	5%

Provision for (recapture of) loan losses	224	100	124%
Net interest income after provision for loan losses	4,667	4,537	3%

Non-interest Income
Securities gains, losses, net	35	16	119%
Service charges on deposit accounts	398	391	2%
Other service charges, commissions and fees	441	335	32%
Other operating income	284	124	129%
Total Noninterest Income	1,158	866	34%

Non-interest Expense
Salaries and employee benefits	2,919	2,446	19%
Occupancy expense of bank premises	313	309	1%
Furniture and equipment expense	351	340	3%
Other operating expense	1,302	1,317	-1%
Foreclosed Assets - Write-down and operating expenses	219	234	-6%
Total Noninterest Expense	5,104	4,646	10%

Income Before Income Taxes	721	757	-5%

Income Tax Expense (Benefit)	191	177

Net Income	$ 530	$ 580	-9%

Basic earnings per share ($)	0.07	0.07	0%
Diluted earnings per share ($)	0.05	0.06	-17%

Highlands Bankshares Inc. (OTC Pink: HBKA)
Asset Quality and Capital Adequacy
(Dollars in thousands, except per share data)
(Unaudited)

	March 31	December 31	March 31
Period Ended	2016	2015	2015

Asset Quality
Loans 90 days past due & still accruing interest	$ -	$ -	$ -
Nonaccrual loans (1)	9,493	9,456	9,057
Total nonperforming loans	9,493	9,456	9,057
OREO and repossessed assets, net	5,358	5,724	9,109
Total Nonperforming Assets	$ 14,851	$ 15,180	$ 18,166

Nonperforming loans to loans and OREO	2.19%	2.16%	2.17%
Nonperforming assets to total loans and OREO	3.43%	3.47%	4.34%
Allowance for loan losses to total loans	1.36%	1.31%	1.29%
Allowance for loan losses to nonperforming loans	61.36%	59.79%	58.40%
Past due loans to end of period loans	3.34%	4.12%	4.13%
Net charge-offs (annualized) to end of period loans	0.05%	0.42%	0.28%

Profitability Ratios
Net interest margin	3.63%	3.41%	3.46%
Return on average assets-YTD	0.34%	0.22%	0.38%
Return on average equity-YTD	3.87%	2.48%	4.37%
Efficiency ratio	84.38%	109.23%	84.43%

Shareholder Equity Data (at quarter end)
Book value per common share	$ 6.02	$ 5.94	$ 5.91
Shares outstanding-common	8,112,563	7,851,780	7,851,780
Shares outstanding-preferred	2,092,287	2,092,287	2,092,287
Book value per share including preferred shares	$ 5.46	$ 5.39	$ 5.36

Regulatory Capital Adequacy -Bank Only
Tier 1 leverage ratio	7.60%	7.33%	7.42%
Tier 1 risk-based capital ratio	11.84%	11.28%	11.65%
Total risk-based capital ratio	13.11%	12.55%	12.92%